ALLIANCEBERNSTEIN INTERNATIONAL RESEARCH GROWTH, INC.
(the “AIRGF”)
811-08527
Item 77.M -- Mergers

Resolutions relating to AIRGF’s Acquisition by AllianceBernstein International Growth Fund, Inc. (“AIGF”)

Acquisition of Assets of AIRGF by AIGF

RESOLVED, that the form and provisions of the Agreement and Plan of Acquisition and Liquidation (the "Plan") between AllianceBernstein International Research Growth Fund, Inc. and AllianceBernstein International Growth Fund, Inc. (the "constituent parties"), governing the proposed acquisition of the assets of AIRGF by AIGF, the form of which was presented to, and is directed to be filed with the minutes of this Meeting are hereby declared advisable, authorized, and approved, and that the Chairman, the President, any Vice President and the Secretary or Assistant Secretary is hereby authorized and instructed in the name and on behalf of AIGF to execute and deliver to AIRGF the Plan substantially in the form presented to and filed with the minutes of the Meeting, with such changes as the officers implementing the same shall in their discretion determine to be necessary, convenient or appropriate to carry the Plan into effect, such determination and this Board's authorization thereof to be conclusively demonstrated by their affixing their signatures thereto;

RESOLVED, that, on the basis of the materials reviewed and the matters discussed at this Meeting and in preparation for this Meeting, the Directors hereby determine, pursuant to the requirements of Rule 17a-8 under the Act, that (i) participation in the transactions contemplated by the Plan is in the best interests of AIGF and (ii) the interests of the existing stockholders of AIGF will not be diluted as a result of its effecting such transactions, having taken into account the respective investment objectives and policies of the constituent parties, the fees and expenses to be borne by the constituent parties in connection with the transactions contemplated by the Plan, the current portfolio composition of the constituent parties, the realized and unrealized gains and losses of and tax loss carryforwards of the constituent parties, federal income tax consequences of the acquisition to AIGF and its stockholders, any tax benefits available to any of the constituent parties, the average stockholder's account size, and other relevant factors;

RESOLVED, that, in connection with the transactions contemplated by the Plan, the amount of the unreimbursed distribution expenses that ABI had incurred for AIRGF but had not been reimbursed under AIRGF’s Rule 12b-1 Plan, existing at the time of the closing of the transactions contemplated in the Plan, may be defrayed from future fees paid to ABI under the Rule 12b-1 Plan of AIGF;

RESOLVED, that the Secretary of AIGF is hereby authorized and directed, in the name and on behalf of AIGF, to prepare and file or cause to be filed press releases and prospectus supplements or post-effective amendments to AIGF’s registration statement, as deemed necessary or appropriate, in connection with the transactions contemplated by these resolutions;

Registration Statement on Form N-14

RESOLVED, that the filing with the Commission of a Registration Statement on Form N-14 for purposes of registering the shares of common stock of AIGF to be issued pursuant to the Plan is hereby approved and that each of the appropriate officers or Directors of AIGF is hereby authorized and directed to prepare, execute and file with the Commission the Registration Statement on Form N-14, including any and all amendments thereof and supplements thereto, to be in such form as the officer or Director executing the same shall approve, such approval to be conclusively evidenced by his or her execution thereof;

Issuance of Shares of Common Stock

RESOLVED, that a sufficient number of shares of the authorized but unissued common stock of AIGF shall be and hereby is reserved for issuance upon the closing of the transactions contemplated in the Plan and that the issuance of shares of common stock of AIGF as contemplated in the Plan is hereby authorized, on the conditions that the actual value of the consideration to be received by AIGF for such shares will have a value in the aggregate equal to the net assets of AIRGF and that when such shares are issued pursuant to the Plan, they will be validly issued, fully paid and non-assessable;

RESOLVED, that the appropriate officers of AIGF be, and each of them hereby is, authorized and empowered in the name and on behalf of AIGF to take such action as may be necessary to cause the shares of common stock of AIGF to be issued pursuant to the Plan;

General Authorization

RESOLVED, that the corporate seal of AIGF may be affixed to any instrument or document executed pursuant to the foregoing resolutions; and

RESOLVED, that in addition to and without limiting the foregoing, the officers of AIGF be, and each of them hereby is, authorized and empowered, in the name and on behalf of AIGF, to make all such arrangements, to do and perform all such acts and things, as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions.

Sale of Assets and Dissolution of AIRGF

RESOLVED, that the form and provisions of the Agreement and Plan of Acquisition and Liquidation (the "Plan") between AllianceBernstein International Research Growth Fund, Inc. and AllianceBernstein AIGF Fund, Inc. (the "constituent parties"), governing the proposed acquisition of the assets of AIRGF by AIGF, the form of which was presented to, and is directed to be filed with the minutes of, this Meeting and the subsequent dissolution of AIRGF are hereby declared advisable, authorized, and approved, in accordance with Section 3-104(a)(5) of the MGCL, and that the Chairman, the President, any Vice President and the Secretary or Assistant Secretary is hereby authorized and instructed in the name and on behalf of AIRGF to execute and deliver to AIGF the Plan substantially in the form presented to and filed with the minutes of the Meeting, with such changes as the officers implementing the same shall in their discretion determine to be necessary, convenient or appropriate to carry the Plan into effect, such determination and this Board's authorization thereof to be conclusively demonstrated by their affixing their signatures thereto;

RESOLVED, that the proper officers of AIRGF be and they are, and each of them is, hereby authorized to cause AIRGF to exchange the assets of AIRGF for shares of the applicable classes of common stock of AIGF and to distribute such shares of common stock to the stockholders of AIRGF in complete liquidation and dissolution thereof, all in accordance with the terms and subject to the conditions contained in the Plan;

RESOLVED, that, on the basis of the materials reviewed and the matters discussed at this Meeting and in preparation for this Meeting, the Directors of AIRGF hereby determine, pursuant to the requirements of Rule 17a-8 under the Act that (i) participation in the transactions contemplated by the Plan is in the best interests of AIRGF and (ii) the interests of the existing stockholders of AIRGF will not be diluted as a result of its effecting such transactions, having taken into account the respective investment objectives and policies of the constituent parties, the fees and expenses to be borne by the constituent parties in connection with the transactions contemplated by the Plan, the current portfolio composition of the constituent parties, the undistributed realized long-term gains and losses of the constituent parties, federal income tax consequences of the acquisition to stockholders, any tax benefits available to any of the constituent parties, the average stockholder's account size, and other relevant factors;

RESOLVED, that the Secretary of AIRGF is hereby authorized and directed, in the name and on behalf of AIRGF, to prepare and file or cause to be filed press releases and prospectus supplements or post-effective amendments to AIRGF’s registration statement, as deemed necessary or appropriate, in connection with the transactions contemplated by these resolutions;

Dividend

RESOLVED, that pursuant to the Plan, for the purpose of eliminating all liability for corporate-level tax imposed pursuant to Subchapter M of the Internal Revenue Code of 1986, as amended, AIRGF, as necessary, hereby is authorized to declare a dividend or dividends payable on the liquidation date of AIRGF (or such other date determined by the constituent parties prior to the liquidation date) to AIRGF stockholders of record for such taxable years as may be applicable, said payments to supersede any schedule previously approved by the Board of Directors;

Registration Statement on Form N-14

RESOLVED, that the Board of Directors hereby approves the form of the prospectus as part of the Registration Statement on Form N-14 to be filed by AIGF for purposes of registering the shares of common stock of AIGF to be issued pursuant to the Plan, subject to such changes in form and substance as may be approved by any officer or officers of AIGF.

General Authorization

RESOLVED, that in addition to and without limiting the foregoing, the officers of AIRGF be, and each of them hereby is, authorized and empowered, in the name and on behalf of AIRGF, to make all such arrangements, to do and perform all such acts and things, as they may deem necessary or appropriate in order to effectuate fully the purpose of each and all of the foregoing resolutions.